SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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J2 COMMUNICATIONS

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SECURITIES ENTITLED TO VOTE AT THE MEETING
THE REORGANIZATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING EXECUTIVE OFFICERS
COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
CHANGE IN INDEPENDENT ACCOUNTANT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
ANNUAL REPORT
SHAREHOLDERS’ PROPOSALS
OTHER MATTERS
APPENDIX A

PROXY MATERIALS
J2 COMMUNICATIONS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 14, 2002

To the Shareholders of
J2 Communications:

     Notice is hereby given that the 2002 Annual Meeting of Shareholders of J2 Communications, a California corporation (the “Company”), will be held at the Doubletree Hotel at 10740 Wilshire Boulevard, Los Angeles, California on Friday, June 14, 2002, at 10:00 A.M. local time, for the following purposes:

1.	To elect seven directors to serve on the Board of Directors until the next annual meeting and/or until their successors are elected and qualified;

2.	To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent auditors for fiscal year 2002; and

3.	To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on May 17, 2002 will be entitled to vote at the Annual Meeting.

     Whether or not you plan to attend the meeting, please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope as a majority of the outstanding shares is required to constitute a quorum. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

By Order of the Board of Directors,

/s/ James P. Jimirro James P. Jimirro President and Chief Executive Officer

Los Angeles, California
May 22, 2002

J2 COMMUNICATIONS
10850 Wilshire Boulevard
Suite 1000
Los Angeles, California 90024
(310) 474-5252

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held on June 14, 2002

INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of J2 Communications (the “Company”) in connection with its 2002 Annual Meeting of Shareholders to be held on Friday, June 14, 2002 at 10:00 A.M., local time, and any adjournment thereof (the “Annual Meeting”), at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024. This proxy statement is being mailed or delivered to shareholders on or about May 22, 2002.

     The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated) for solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting by written revocation sent to the Secretary of the Company, J2 Communications, 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024, or by attending and voting in person at the Annual Meeting.

SECURITIES ENTITLED TO VOTE AT THE MEETING

     The close of business on May 17, 2002 is the record date (the “Record Date”) for determining the holders of the Company’s common stock, no par value (“Common Stock”), and Series B Convertible Preferred Stock (“Series B Preferred”), entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 1,382,557 shares of Common Stock outstanding and 35,244 shares of Series B Preferred outstanding. Each share of Series B Preferred is convertible into 28.169 shares of Common Stock. Holders of shares of Series B Preferred have the right to vote their shares of Series B Preferred as a class with the holders of shares of Common Stock as if the Series B Preferred had been converted into shares of Common Stock, resulting in the holders of Series B Preferred having a total of 992,788 votes at the Annual Meeting. Accordingly, the holders of shares of Common Stock and Series B Preferred will have a total of 2,375,345 votes at the Annual Meeting. Presence in person or by proxy of holders of shares of Common Stock and Series B Preferred having a majority of the votes will constitute a quorum. A broker non-vote is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder’s shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote “AGAINST” the matter.

THE REORGANIZATION

     The Information Statement, dated March 26, 2002 (the “Information Statement”), described in detail the negotiations since August 2000 with Daniel S. Laikin, one of the Company’s directors, and others regarding control of the Company and the resulting agreements and transactions (the “Reorganization Transactions”). On May 17, 2002, the final Reorganization Transactions described in the Information Statement were consummated. The Reorganization Transactions were made pursuant to a Preferred Stock and Warrant Purchase Agreement, dated April 25, 2002, as amended May 17, 2002 (the “Purchase Agreement”), among the Company, Mr. Jimirro and a group headed by Daniel S. Laikin, Paul Skjodt and Timothy S. Durham and further comprised of National Lampoon Acquisition Group LLC, a California limited liability company of which Mr. Laikin is the Managing Member (“NLAG”); Samerian LLP, an Indiana limited liability partnership; Diamond Investments, LLC, an Indiana limited liability company; DC Investments, LLC, an Indiana limited liability company; Christopher R. Williams; Helen C. Williams; DW Leasing Company, LLC, an Indiana limited liability company; Judy B. Laikin; and Ronald Holzer (Messrs. Laikin, Skjodt, Durham, Williams and Holzer, Ms. Williams, Ms. Laikin and NLAG, Samerian LLP, Diamond Investments, LLC, DC Investments, LLC and DW Leasing Company, LLC are referred to herein collectively as the “NLAG Group”).

     The Reorganization Transactions included the following:

(a)	the amendment and restatement of the Company’s Restated Articles of Incorporation to effect, among other things, the establishment of a new series of the Company’s capital stock to be called Series B Convertible Preferred Stock (“Series B Preferred”);

(b)	the Company’s sale to certain members of the NLAG Group of 35,244 units, with each such unit consisting of one share of Series B Preferred and a warrant to purchase 28.169 shares of Common Stock at a purchase price of $3.55 per share prior to the second anniversary of the date of the issuance of the warrant and $5.00 per share from and after such anniversary (the “Units”), for $3,524,400, and the grant to the members of the NLAG Group of an option, exercisable on or before the earlier of January 25, 2003 or ninety days after the Common Stock is relisted for trading on the Nasdaq SmallCap Market or listed on any other national exchange or quotation system, to purchase up to an additional 29,256 Units at a price of $100.00 per Unit;

(c)	the entering into of a registration rights agreement between the Company and the purchasers of the Units pursuant to which such purchasers have been granted registration rights with respect to, among other things, the shares of Common Stock issuable upon conversion of the Series B Preferred and upon exercise of the warrants;

(d)	the amendment and restatement of the Company’s Bylaws to effect, among other things, an increase in the size of the Company’s Board of Directors to seven members; and

(e)	the Company’s entering into of new employment, registration rights, indemnification and security agreements with Mr. Jimirro (collectively, the “New Jimirro Agreements”).

     As part of the Reorganization Transactions, Mr. Jimirro and the members of the NLAG Group entered into a voting agreement (the “Voting Agreement”) regarding the composition of the Board of Directors and certain other matters. Pursuant to the Voting Agreement, Mr. Jimirro and the NLAG Group have agreed to cause the Board of Directors to initially consist of three nominees of Mr. Jimirro (the “Jimirro Directors”), three nominees of the NLAG Group (the “NLAG Group Directors”), and one director nominated jointly by a majority of the Jimirro Directors and a majority of the NLAG Group Directors. To give effect to this Agreement, Messrs. Joe De Simio and Gary Cowan resigned as directors on May 17, 2002, and Messrs. Durham and Skjodt were elected to fill those vacancies and Mr. Finkenberg was elected as a director to fill the vacancy created by the amendment to the Bylaws. The Voting Agreement will expire on the latest to occur of the satisfaction of certain payment obligations to Mr. Jimirro under the New Jimirro Agreements and the decrease in Mr. Jimirro’s beneficial ownership to fewer than 100,000 shares of Common Stock. The Voting Agreement also requires as a condition to certain transfers of shares by the members of the NLAG Group that the applicable transferees agree to be bound by the terms of the Voting Agreement.

     Pursuant to the Purchase Agreement, Mr. Laikin was appointed as Chief Operating Officer on May 17, 2002. The Company and Mr. Laikin also entered into an Employment Agreement and Mr. Laikin was granted an option under the Company’s Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the “Stock Option Plan”) to acquire 100,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock and Series B Preferred for (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock or Series B Preferred; (ii) each director; (iii) the Chief Executive Officer; and (iv) the directors and executive officers as a group. Beneficial ownership information in the table is as of May 1, 2002, except that the information for Messrs. Laikin, Durham and Skjodt is based on the information provided in Amendment No. 17 to the NLAG Group Schedule 13D filed on May 2, 2002, as updated to include the shares of Series B Preferred issued and the warrants and options granted on May 17, 2002, in the Reorganization Transactions. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Therefore, in calculating percentage ownership, shares of Series B Preferred and options and warrants are treated as if they had been converted into shares of Common Stock and each person has been deemed to beneficially own any shares subject to options and warrants if the options and warrants are exercisable within sixty days. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power.

	Number of
Name of Beneficial Owner	Shares		Percent**

Directors and Executive Officers (1)
James P. Jimirro,	900,336	(2)	29.6	%(2)
Chairman of the Board,
President and
Chief Executive Officer
James P. Fellows,	8,998	(3)	*
Director
Bruce P. Vann,	5,331	(4)	*
Director
Daniel S. Laikin,	4,503,584	(5)	88.0%
Chief Operating Officer and	4,503,584	(5)	88.0%
Director
Timothy S. Durham, Director	4,503,584	(5)	88.0%
Paul Skjodt, Director	4,503,584	(5)	88.0%
Joshua A. Finkenberg, Director	0		*
All Executive Officers and Directors as a group, consisting of seven members	5,418,249		93.4%
NLAG Group (1) (5)	4,503,584	(5)	88.0%

*	Less than one percent.

**	Percentage of combined votes of outstanding shares of Common Stock and Series B Preferred.

(1)	Although Chris Trunkey is included as a “named executive officer” in the Summary Compensation Table, he is not included in the Beneficial Ownership Table because he resigned from the Company as of August 24, 2001. As of May 1, 2002, Mr. Jimirro, the Chief Executive Officer, President and Chairman of the Board, was the only “named executive officer” of the Company. The address for Messrs. Jimirro, Fellows and Vann is 10850 Wilshire Blvd., Suite 1000, Los Angeles, California 90024. The address for Mr. Laikin is 25 West 9th Street, Indianapolis, Indiana 46204. The address for the NLAG Group is 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204. The address for Mr. Skjodt is 9910 Towne Road, Carmel, Indiana 46032. The address for Mr. Finkenberg is 4080 Front Street, Suite 105, San Diego, California 92123.

(2)	Includes options to purchase 666,669 shares of Common Stock. Mr. Jimirro owns 43.9 percent of the shares of Common Stock outstanding.

(3)	Consists of options to purchase shares of Common Stock.

(4)	Consists of options to purchase shares of Common Stock.

(5)	Based on Amendment No. 17 to the Schedule 13D filed by the members of the NLAG Group on May 2, 2002, as updated to reflect the securities issued on May 17, 2002 in the Reorganization Transactions, the Company understands that each of the following individuals and entities is a member of the NLAG Group: Daniel Laikin; Paul Skjodt; Christopher R. Williams; Diamond Investments, LLC; DC Investments, LLC; Timothy S. Durham; Helen C. Williams; Judy B. Laikin; Ronald Holzer; Samerian LLP; and DW Leasing Company, LLC. Each member of the NLAG Group may be deemed to beneficially own the 4,503,584 shares of Common Stock that are deemed to be beneficially owned collectively by the NLAG Group, which number includes 1,648,225 shares of Common Stock that the current holders of Series B Preferred, as a group, have the right pursuant to an option to acquire 29,256 shares of Series B Preferred and warrants to acquire 29,256 shares of Series B Preferred. The individual members of the NLAG Group have the following holdings:

(a)	Mr. Durham directly owns 73,200 shares of Common Stock, 4,880 shares of Series B Preferred and warrants to acquire an additional 4,880 shares of Series B Preferred. Mr. Durham may be deemed to share voting and dispositive power with respect to the securities listed below for Diamond Investments, LLC and DC Investments, LLC, for both of which Mr. Durham serves as Managing Member, and DW Leasing Company, LLC, in which Mr. Durham has an ownership interest.

(b)	Mr. Laikin directly owns 167,250 shares of Common Stock, 19,864 shares of Series B Preferred and warrants to acquire an additional 19,864 shares of Series B Preferred. He also has the right to acquire 102,333 shares of Common Stock pursuant to stock options. He may be deemed to share voting and dispositive power with respect to securities listed below for Judy B. Laikin.

(c)	Mr. Skjodt directly owns 141,050 shares of Common Stock, 3,000 shares of Series B Preferred and warrants to acquire an additional 3,000 shares of Series B Preferred. He may be deemed to share voting and dispositive power with respect to the securities listed below for Samerian LLP, in which Mr. Skjodt is a Partner.

(d)	Christopher R. Williams directly owns 129,900 shares of Common Stock and may be deemed to share voting and dispositive power with respect to securities listed below for Helen C. Williams.

(e)	Diamond Investments, LLC directly owns 92,399 shares of Common Stock.

(f)	DC Investments, LLC directly owns 5,000 shares of Series B Preferred and warrants to purchase an additional 5,000 shares of Series B Preferred.

(g)	Helen C. Williams directly owns 60,200 shares of Common Stock.

(h)	Judy B. Laikin directly owns 26,000 shares of Common Stock.

(i)	Samerian LLP directly owns 20,000 shares of Common Stock.

(j)	DW Leasing Company, LLC directly owns 17,350 shares of Common Stock.

(k)	Ronald Holzer directly owns 40,100 shares of Common Stock, 2,500 shares of Series B Preferred and warrants to acquire an additional 2,500 shares of Series B Preferred.

Each member of the NLAG Group disclaims beneficial ownership of the securities held by the other members of the NLAG Group.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS

     It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the seven nominees for director named below. Each director elected will hold office until the next annual election of directors and until a successor is elected and qualified. In the event that any nominee for director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

     Every shareholder voting for the election of directors may cumulate his or her votes and give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares, or may distribute his or her votes among as many candidates so nominated as he or she chooses; no shareholder, however, may cumulate votes for any candidate unless the candidate has been nominated prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his or her intention to cumulate his or her votes. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The persons named in the accompanying proxy may also cumulate votes in favor of one or more of the nominees as they in their discretion determine. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

Nominees for Board of Directors

Name	Age	Director Since

James P. Jimirro	65	1986
James Fellows	65	1986
Bruce P. Vann	46	1987
Daniel S. Laikin	40	2000
Timothy S. Durham	39	2002	*
Paul Skjodt	43	2002	*
Joshua A. Finkenberg	28	2002	*

*As discussed above under the caption “THE REORGANIZATION,” Messrs. Durham, Skjodt and Finkenberg were elected to the Board on May 17, 2002. Messrs. Durham and Skjodt filled the vacancies created by the resignations on that date of Messrs. De Simio and Cowan and Mr. Finkenberg was elected to fill the vacancy created by the expansion of the Board from six to seven members.

     James P. Jimirro has been employed by the Company as President and Chief Executive Officer since its inception. From 1980 to 1985, he was the President of Walt Disney Telecommunications Company, which included serving as President of Walt Disney Home Video, a producer and distributor of family home video programming. While in this position, he also served as Corporate Executive Vice President of Walt Disney Productions. In addition, from 1983 to 1985, Mr. Jimirro served as the first President of the Disney Channel, a national cable pay-television channel, which Mr. Jimirro conceived and implemented. Mr. Jimirro continued in a consulting capacity for the Walt Disney Company through July 1986. From 1973 to 1980, he served as Director of International Sales and then as Executive Vice President of the Walt Disney Educational Media Company, a subsidiary of the Walt Disney Company. Prior to 1973, Mr. Jimirro directed international sales for CBS, Inc., and later for Viacom International. Mr. Jimirro also served as a member of the Board of Directors of Rentrak Corporation between January 1990 and September 2000.

     James Fellows has been a member of the Board of Directors and the President of the Central Education Network, Inc., a Chicago, Illinois association of public television and educational associations, since 1983. From 1962 through 1982, Mr. Fellows worked in a variety of positions for the National Association of Educational Broadcasters in Washington, D.C., and became its President and Chief Executive Officer in 1978. Mr. Fellows is a director of numerous nonprofit corporations, including the Hartford Gunn Institute, a research and planning service for public telecommunications; the Maryland Public Broadcasting Foundation, a corporate fund-raiser for public television; and the American Center for Children and Media, a coalition of organizations committed to improving media services for children and youth.

     Bruce P. Vann has been a principal of the law firm of Kelly Lytton & Vann LLP since December 1995. Mr. Vann specializes in corporate and securities matters. From January 1994 through December 1998, Mr. Vann served, on a non-exclusive basis, as Senior Vice President, Business and Legal Affairs, of Largo Entertainment, Inc., a subsidiary of the Victor Company of Japan.

     Daniel S. Laikin has been employed as Chief Operating Officer of the Company since May 17, 2002. Mr. Laikin served as Co-Chairman of Biltmore Homes, Inc., an Indiana-based home building and real estate development company until 2000. He also is managing partner of Four Leaf Partners, LLC, a closely held investment company, concentrating on the startup and financing of high tech and Internet-related companies. He is on the Board of Directors of Obsidian Enterprises, Inc. and is on the advisory board of iNetNow.

     Timothy S. Durham has served as the Chief Executive and Chairman of the Board of Directors of Obsidian Enterprises, Inc. (formerly Danzer Corporation) since June 2001. Since April

2000, he has served as a Managing Member and Chief Executive Officer of Obsidian Capital Company LLC, which is the general partner of Obsidian Capital Partners LP. Since 1998, Mr. Durham has founded and maintained a controlling interest in several investment funds, including Durham Capital Corporation, Durham Hitchcock Whitesell and Company LLC, and Durham Whitesell & Associates LLC. From 1991 to 1998, Mr. Durham served in various capacities at Carpenter Industries, Inc., including as Vice Chairman, President and Chief Executive Officer. Mr. Durham serves as a director of Obsidian Enterprises, Inc.

     Paul Skjodt is the Chairman and Chief Executive Officer of Biltmore Homes, Inc., an Indiana-based home building and real estate development company.

     Joshua A. Finkenberg is the Co-Founder, Chairman and President of AF Investments LLC, a holding company focused on acquisitions of and investments in businesses located in the Southern California area. From August 2000 through January 2002, Mr. Finkenberg was a Senior Associate at Batchelder & Partners, a financial advisory firm based in San Diego, California. From July 1996 through July 2000, Mr. Finkenberg was an Associate in the Investment Banking Department of SunTrust Equitable Securities Corporation, a full-service investment bank located in Nashville, Tennessee. Mr. Finkenberg graduated with highest honors from the Robert C. Goizueta Business School at Emory University with a dual concentration in Finance and Management Information Systems/Information Technology.

Meetings of the Board of Directors in Fiscal Year 2001.

     The Board of Directors held three regular meetings during the fiscal year ending July 31, 2001. All Directors attended the meetings.

Committees of the Board of Directors

     The Board of Directors of the Company has standing Audit and Independent Committees. The Board does not have standing nominating or compensation committees or committees performing similar functions.

Audit Committee

     For the fiscal year ended July 31, 2001, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) consisted of Messrs. Cowan, De Simio and Fellows. The Audit Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member. The function of the audit committee is to provide assistance to the Board of Directors in fulfilling their oversight responsibility to the Company’s shareholders, the investing community and others with respect to the Company’s (i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, (iv) annual independent audit of its financial statements and legal compliance and ethic programs, as each is established by the Board of Directors and the Company’s management and (v) selection of its independent auditors including a determination of their independence. The Audit Committee met once regarding the fiscal year ended July 31, 2001. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

     In accordance with a written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors, Stonefield Josephson, Inc., are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

     The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the period ended July 31, 2001. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence.

Audit Fees

     Fees for the fiscal year ended July 31, 2001 audit and quarterly reviews by Stonefield Josephson, Inc. were $18,000.

All Other Fees

     Aggregate fees for all other services (including research and consulting and registration statements) rendered by Stonefield Josephson, Inc., ended July 31, 2001 were $630.

     Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors, subject to shareholder ratification, the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the fiscal year ending July 31, 2002.

Members of the Audit Committee

Gary Cowan
John De Simio
James Fellows

The Independent Committee

     The Independent Committee did not meet during the fiscal year ended July 31, 2001. This Committee is responsible for implementing procedures to comply with the Foreign Corrupt Practices Act and for review and approval of any transactions between the Company and affiliates. Directors Vann and Fellows are members of this Committee.

INFORMATION REGARDING EXECUTIVE OFFICERS

     All of the Company’s executive officers are elected by, and serve at the pleasure of, the Board of Directors. Set forth below are the names and offices held by each of the Company’s executive officers, their ages, and the date when each was first appointed as an executive officer of the Company.

		First
Name and Office	Age	Appointed

James P. Jimirro	65	1986
Chairman of the Board of Directors, President and Chief Executive Officer
Daniel S. Laikin	40	2002
Chief Operating Officer

Mr. Jimirro’s and Mr. Laikin’s biographies are set forth above under the caption “Nominees for Board of Directors.”

COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

Summary Compensation Table

     The Summary Compensation Table below sets forth the compensation for each of the last three fiscal years of Company’s Chief Executive Officer and the one other most highly compensated executive officer of the Company whose annual salary and bonus exceeded $100,000 during the fiscal year ended July 31, 2001 (the “Named Officers”).

		Annual Compensation			Long Term Compensation

						Stock	All Other
				Other Annual	SARs	Options	Compensation
Name and Position	Year	Salary ($)		Compensation ($)	(Shares)	(Shares)	($)

James P. Jimirro	2001	190,750	(1)	0	25,000	25,000	0
Chairman, President and	2000	190,750	(1)	0	25,000	16,667	287,812 (2)
Chief Executive Officer	1999	190,750	(1)	0	16,667	16,667	441,000 (2)
Christopher Trunkey (3)	2001	117,500		0	0	21,000	0
Vice President, Chief	2000	41,596		0	0	21,000	0
Financial Officer

(1)	Mr. Jimirro has voluntarily deferred all “Base Salary,” as defined by his employment agreement, in excess of $190,750. Such deferred amounts are payable only upon a “Change of Control” of the Company as defined by his employment agreement and are included in “All Other Compensation” hereunder.

(2)	Represents salary voluntarily deferred by Mr. Jimirro that is payable only upon a “Change of Control” as defined by the applicable employment agreement. Does not include interest at the rate of 5% per annum on amounts deferred also payable upon a “Change in Control.”

(3)	Mr. Trunkey joined the Company on January 31, 2000 and is included hereunder pursuant to Item 402(a)(3)(iii) of Regulation S-K. Mr. Trunkey resigned from the Company on August 24, 2001.

Stock Option and Stock Appreciation Rights Grants

     The following table sets forth the individual grants of stock options and stock appreciation rights made during the fiscal year ended July 31, 2001 to the Named Officers:

Potential Realized Value
at Assumed Annual Rates
		% of Total			of Stock Price
		Options/SARs	Exercise		Appreciation for
	Options/	Granted to	or Base		Option Term ($)
	SARS	Employees in	Price	Expiration
	Granted	Fiscal Year	($/Sh)	Date	5%($)	10%($)

James Jimirro	25,000 (1)	17%	14.76	12/28/2009	203,750	501,750
Christopher Trunkey	21,000 (2)	14%	12.75	01/31/2010	91,140	206,640

(1)	The options and SARs granted to Mr. Jimirro were immediately exercisable upon grant. The exercise and base prices of the options and SARs granted to Mr. Jimirro are equal to the average of the high and low bid and asked price during the five business days preceding the date of grant. The market price on the date of grant was $14.50.

(2)	The options granted to Mr. Trunkey are exercisable as follows: 7,000 one year from the date of grant, 7,000 two years from the date of grant and 7,000 three years from the date of grant.

Stock Option and Stock Appreciation Rights Exercises and Year-End Values

     Shown below is information for the Named Officers with respect to the ownership of stock options and stock appreciation rights and their values as of July 31, 2001. No options or SARs were exercised by the Named Officers during the fiscal year ended July 31, 2001.

			Value of Unexercised
	Number of Unexercised		In-the-Money Options/
	Options/SARs at July 31, 2001		SARs at July 31, 2001(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(Shares)	(Shares)	($)	($)

James Jimirro	158,335		847,771	0
Christopher Trunkey	0	21,000	0	0

(1)	Based upon the difference between the closing price on July 31, 2001 and the option exercise price or stock appreciation rights base price.

Director Compensation

     On the date of each annual meeting held by the Company, all directors, excluding Mr. Jimirro, completing a year of service receive options to purchase up to 1,333 shares of common stock at the market price on the date of grant, which options are immediately exercisable. The base salary paid to Mr. Jimirro pursuant to the employment agreement described below under “Employment Agreements” and his prior employment agreement covers his services as an officer, employer and director of the Company. In addition, on February 22, 2001, each director, excluding Mr. Jimirro, was granted an option to purchase up to 1,000 shares of Common Stock at $13.00 per share, the closing market price on February 22, 2001, which options are immediately exercisable.

EMPLOYMENT AGREEMENTS

James P. Jimirro Employment Agreement

     On May 17, 2002, the Company entered into a new employment agreement (the “Jimirro Employment Agreement”). The Jimirro Employment Agreement will terminate on December 31, 2007; provided, however, that if Mr. Jimirro remains employed by the Company on December 31, 2003, the Jimirro Employment Agreement will automatically be extended for an additional year. As of December 31, 2004 and December 31 of each year thereafter, so long as Mr. Jimirro remains employed by the Company on such date, the Jimirro Employment Agreement will again be automatically extended for an additional year so that at no time will the remaining term under the Jimirro Employment Agreement be less than five years.

     The Jimirro Employment Agreement will provide Mr. Jimirro with an annual salary of $500,000 and, commencing on January 31, 2003 and continuing on the last day of each month thereafter during the period that Jimirro is employed by the Company, will provide for the monthly grant by the Company to Mr. Jimirro of fully vested options to purchase 5,000 shares of Common Stock. Pursuant to the Jimirro Employment Agreement, Mr. Jimirro will receive fifty percent of the Company’s gross receipts from the movie “National Lampoon’s Van Wilder.” The Jimirro Employment Agreement also provides Mr. Jimirro with other benefits, including medical and life insurance, an automobile and the reimbursement of business expenses.

     The Jimirro Employment Agreement is terminable by the Company without “Cause” or for convenience after December 31, 2002 upon written notice to Mr. Jimirro, payment to Mr. Jimirro of a cash severance payment in the amount of $1,400,000, and delivery of a promissory note providing for the Company’s payment to Mr. Jimirro of $1,000,000 in twelve equal monthly installments. Prior to December 31, 2002, the Jimirro Employment Agreement will only be terminable by the Company for “Cause.” For the Company to terminate Mr. Jimirro for “Cause” under the Jimirro Employment Agreement, six of the members of the Board of Directors (excluding Mr. Jimirro) must determine at a meeting called for such purpose, that Mr. Jimirro is guilty of the conduct triggering the right to terminate him for “Cause.” Under the Jimirro Employment Agreement, “Cause” is defined as (i) the willful and continued failure by Mr. Jimirro to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from his termination by the Company for convenience (or without “Cause”)), after a demand for substantial performance is delivered to him by the Board of Directors that specifically identifies the manner in which the Board of Directors believes that Mr. Jimirro has not substantially performed his duties in good faith; or (ii) the willful engaging by Mr. Jimirro in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of the definition of “Cause” under the Jimirro Employment Agreement, no act, or failure to act, on Mr. Jimirro’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

     The Jimirro Employment Agreement is terminable by Mr. Jimirro upon the occurrence of certain events, with Mr. Jimirro being entitled to receive the same severance benefits, including the $1,400,000 cash severance payment and $1,000,000 promissory note (detailed above), as if Mr. Jimirro had been terminated by the Company without “Cause” or for convenience.

     In addition, under the Jimirro Employment Agreement, in the event that Mr. Jimirro incurs an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), because he receives any compensation or payments from the Company that constitute “excess parachute payments” under Section 280G of the Code, the Company will reimburse Mr. Jimirro for that excise tax, and for the income and excise taxes on such reimbursement on a fully grossed up basis if either (i) Mr. Jimirro’s employment with the Company is terminated by the Company at any time before the first anniversary of the date on which the Reorganization Transactions are consummated, or (ii) after the effectiveness of the Jimirro Employment Agreement a transaction (excluding the Reorganization Transactions, if applicable) involving the Company occurs that results in Mr. Jimirro incurring such an excise tax.

     All of the Company’s obligations to Mr. Jimirro under the Jimirro Employment Agreement, as well as under an indemnification agreement and a registration rights agreement, are secured by a first priority lien on all of the assets of the Company, pursuant to a security agreement between Mr. Jimirro and the Company, executed in connection with the Reorganization Transactions.

Daniel S. Laikin Employment Agreement

     On May 17, 2002, the Company and Daniel S. Laikin entered into an Employment Agreement (the “Laikin Employment Agreement”) effective for a period of one year and subject to automatic extension for successive one-year terms thereafter unless and until the Board of Directors elects not to renew the Laikin Employment Agreement and notifies Mr. Laikin within sixty days prior to the end of the then-current one-year term of the Employment Agreement or unless the Laikin Employment Agreement has been terminated according to its terms and conditions.

     Pursuant to the Laikin Employment Agreement, Mr. Laikin will receive an annual salary of $200,000. He also was granted options to purchase 100,000 shares of the Company’s Common Stock as of the effective date of the Employment Agreement, which options were immediately exercisable and will expire, to the extent not exercised, prior to the close of business on the day ten years from the date of grant. The Laikin Employment Agreement also provides Mr. Laikin with other benefits, including vacation, pension, retirement, medical and life insurance and reimbursement of business expenses.

     The Laikin Employment Agreement may be terminated voluntarily by the Company at any time during its term for “Cause” (which is defined as in the Jimirro Employment Agreement described above). For the Company to terminate Mr. Laikin for “Cause,” five of the members of the Board of Directors (not including Mr. Laikin) must determine at a meeting held for such purpose that Mr. Laikin is guilty of the conduct triggering the right to terminate him for “Cause.” If Mr. Laikin’s employment is terminated by the Company for “Cause,” or by Mr. Laikin, in addition to any benefits mandated by law, the Company shall pay Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

     The Employment Agreements with Messrs. Jimirro and Laikin were negotiated as part of the Reorganization Transactions involving Mr. Jimirro and the NLAG Group and were approved by all of the Company’s Board of Directors (other than Messrs. Jimirro and Laikin who excused themselves from the meetings during the Board’s consideration of the Employment Agreements) at special meetings of the Board of Directors held on April 25, 2002 and May 17, 2002.

PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on Common Stock compared to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The graph assumes an investment of $100 on July 31, 1996. Reinvestment of dividends is assumed in all cases.

	7/31/96	7/31/97	7/31/98	7/31/99	7/31/00	7/31/01

J2 Communications Inc.	100.00	88.89	69.45	525.93	262.96	385.19

Nasdaq Composite Index	100.00	147.49	173.27	244.17	348.60	187.59

Nasdaq Telecommunications Index	100.00	132.73	214.76	320.43	401.50	140.46

CERTAIN TRANSACTIONS

     Bruce P. Vann, one of the Company’s directors, is a partner of the law firm Kelly Lytton and Vann LLP, which is retained by the Company for various legal matters. Legal expenses of approximately $46,000 were incurred with respect to work performed by Mr. Vann’s firm for the Company during the fiscal year ended July 31, 2001. Mr. Vann or his law firm may receive additional compensation for services rendered to the Company.

CHANGE IN INDEPENDENT ACCOUNTANT

     As reported in a Form 8-K filed on August 12, 2001, and amended on August 24, 2001, the Audit Committee of the Company’s Board of Directors dismissed Arthur Andersen LLP as the Company’s independent auditors on July 30, 2001, and on that same date engaged Stonefield Josephson, Inc. as the Company’s independent auditors for the fiscal year ending July 31, 2001. During the two most recent fiscal years prior to the change, there had been no reportable events (as defined in Item 304 of Regulation S-K) with Arthur Andersen LLP. The Company had not consulted with Stonefield Josephson, Inc. regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements during the two most recent fiscal years. The Company did not believe that there were any disagreements with Arthur Andersen LLP within the meaning of Instruction 4 of Item 304 of Regulation S-K as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company’s financial statements for the fiscal years ended July 31, 2000 and 1999 or for any subsequent interim period, which disagreements if not resolved to its satisfaction would have caused Arthur Andersen LLP to issue an adverse opinion or a disclaimer of opinion, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except uncertainty as to the Company’s ability to continue as a going concern in the event certain contingent payments became due to an officer of the Company contained in Arthur Andersen LLP’s opinion on the Company’s financial statements for the fiscal year ended July 31, 2000. A letter of Arthur Andersen LLP addressed to the Securities and Exchange Commission was included as Exhibit 16 to the amendment to the Form 8-K. Such letter stated that such firm agreed with the statements made by the Company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Stonefield Josephson, Inc. as the Company’s independent auditors for the fiscal year ending July 31, 2002. This selection will be presented to the shareholders for their approval at the Annual Meeting. If the shareholders do not approve this selection, the Board of Directors will reconsider its choice. Representatives of Stonefield Josephson, Inc. will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

OTHER INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during fiscal year ended July 31, 2001. All of these filing requirements were satisfied during fiscal year ended July 31, 2001. In making these disclosures, the Company has relied solely on the written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

ANNUAL REPORT

     The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2001 accompanies this Proxy Statement. The Annual Report includes the audited balance sheets of the Company and its subsidiaries on a consolidated basis for the fiscal years ended July 31, 2000 and 2001, and the audited statements of income and cash flow for the fiscal years ended July 31, 1999, 2000 and 2001, and the report thereon of Stonefield Josephson, Inc., independent auditors.

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING, ADDRESSED TO J2 COMMUNICATIONS, AT 10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CALIFORNIA 90024, (310) 474-5252, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY’S OTHER COMMISSION FILINGS ARE AVAILABLE ONLINE IN THE COMMISSION’S EDGAR DATABASE AT www.sec.gov.

SHAREHOLDERS’ PROPOSALS

     Shareholders interested in presenting a proposal for consideration at the Company’s Annual Meeting of Shareholders for the fiscal year ending July 31, 2002 and having the proposal included in the Proxy Statement may do so by following the procedures prescribed in Rule 14a-8 under the Securities and Exchange Act and the Company’s by-laws. To be eligible for inclusion in the Proxy Statement, shareholder proposals must be received by the Company’s Secretary no later than January 21, 2003. Shareholders who wish to bring other proposals before the annual meeting without having the proposals considered for inclusion in the proxy statement must submit the proposals in writing to the Secretary by April 7, 2003.

OTHER MATTERS

Management knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. The enclosed proxy confers discretionary authority on the proxies to vote on any other business that may properly come before the meeting. It is the intention of the persons named in the proxy to vote in their discretion on any such matter.

By Order of the Board of Directors

James P. Jimirro Chairman of the Board, President and Chief Executive Officer

Los Angeles, California
May 22, 2002

APPENDIX A

J2 COMMUNICATIONS, INC.

AUDIT COMMITTEE CHARTER

Organization:

This Charter governs the operations of the audit committee (the “Committee”) of J2 Communications, Inc. (the “Company”). The Committee shall review and reassess this Charter at least annually and shall obtain the approval of the Board of Directors of the Company (the “Board”) with respect to this Charter.

The Committee shall be appointed by the Board and shall be comprised of at least three directors, all of whom will be independent of the Company and its management. A director will be considered “independent” for this purpose if such director has no relationship that may interfere with the exercise of the director’s independence from the Company and its management. Such relationships might include (but are not limited to) the following:

•	the director is employed by the Company or any of its affiliates in the current year or has been thus employed in any of the past three years;

•	the director accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax qualified retirement plan, or non-discretionary compensation;

•	the director is a member of the immediate family of an individual (including such director’s spouse, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone residing in such director’s home) who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

•	the director is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company had, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or the business organization’s consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or

•	the director is employed as an executive of another entity where any of the Company’s executives serve on the compensation committee;

•	The director has been employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

All members of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise.

Statement of Policy:

The Committee will provide assistance to the Board in fulfilling their oversight responsibility to the Company’s shareholders, the investing community, and others with respect to the Company’s (i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, and (iv) annual independent audit of its financial statements and legal compliance and ethics programs, as each is established by the Board and by the Company’s management. In so doing, the Committee will maintain free and open communications with the Company’s financial staff and independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to direct the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

Responsibilities and Processes:

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board. The Company’s management is responsible for preparing the Company’s financial statements, and the Company’s independent auditors are responsible for auditing those financial statements.

The following describes the principal recurring processes of the Committee in carrying out its oversight responsibilities, which the Committee will implement to the full extent permitted by law:

•	The Committee will maintain a clear understanding with the Company’s management and its independent auditors regarding the ultimate accountability of the independent auditors to the Committee and to the full Board;

•	The Committee will maintain the responsibility to and ultimate authority with respect to the evaluation of, and where appropriate, replacement of the Company’s independent auditors;

•	The Committee will discuss with the Company’s independent auditors (a) the independence of such auditors, and (b) the matters included in the written disclosures required by the Independence Standards Board;

•	The Committee will annually review the performance of the independent auditors and will recommend to the Board its selection of the Company’s independent auditors for the upcoming year;

•	The Committee will discuss with the Company’s financial staff and independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation, and make such recommendations to the Board in this regard as deemed necessary or appropriate by the Committee. The Committee will also discuss with such auditors the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s system to monitor and manage business risk, and its legal compliance and ethics programs;

•	The Committee will meet with the Company’s independent auditors, both with and without representatives of the Company’s management present, to discuss the results of their examinations;

•	The Committee will review the Company’s interim financial statements, including footnotes, with both the Company’s management and its financial staff prior to the filing of the Company’s Quarterly Report on Form 10-Q for a given quarter and will discuss the results of the quarterly review and any other matters required to be communicated by the independent auditors to the Committee under generally accepted auditing standards;

•	The Committee will review with the Company’s management and its independent auditors the financial statements, including footnotes, to be included in the Company’s Annual Report on Form 10-K (or Annual Report to Shareholders) with respect to (a) the quality, as opposed to only the acceptability, of the Company’s accounting principles, (b) the reasonableness of significant judgments, and (c) the clarity of the disclosures in the financial statements. The Committee will also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Company’s independent auditors under generally accepted auditing standards;

•	The Committee will otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary or desirable in carrying out its duties as set forth in this Charter.

These processes are set forth in this Charter as a guide, with the understanding that the Committee may supplement such processes as it deems appropriate.

Meetings:

The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

Attendance:

Such officers and other employees of the Company as the Committee may regularly or from time-to-time designate shall attend meetings of the Committee.

Outside Assistance:

The Committee is authorized to engage or employ such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

Procedure:

The Committee may adopt rules for its meetings and other activities. In the absence of such rules, Committee actions shall be governed by the Company’s Bylaws in force at the time of such actions and by applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

J2 COMMUNICATIONS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 14, 2002
THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James P. Jimirro and Duncan Murray, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Common Stock the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of J2 Communications (the “Company”) to be held at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024, on Thursday, June 14, 2002 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

1.		Election of Seven (7) Directors.

	[ ]	FOR all nominees listed below (EXCEPT as marked to the contrary below)

		INSTRUCTIONS:	To withhold authority to vote for any individual nominee, strike a line through such nominee’s name in the following list:

		Timothy S. Durham	James Fellows	Joshua A. Finkenberg

		James P. Jimirro	Daniel S. Laikin	Paul Skjodt	Bruce Vann

	[ ]	WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2.		Ratification of Stonefield Josephson, Inc. as the Company’s independent auditors for fiscal 2002.

		[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.		In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

     This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be vote FOR the election of the nominees for director listed above and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

Dated	, 2002

Signature

Signature

Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

[FOR HOLDERS OF SERIES B PREFERRED OR COMMON STOCK]

J2 COMMUNICATIONS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 14, 2002
THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James P. Jimirro and Duncan Murray, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Common Stock and Series B Convertible Preferred Stock the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of J2 Communications (the “Company”) to be held at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024, on Thursday, June 14, 2002 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

1.		Election of Seven (7) Directors.

	[ ]	FOR all nominees listed below (EXCEPT as marked to the contrary below)

		INSTRUCTIONS:	To withhold authority to vote for any individual nominee, strike a line through such nominee’s name in the following list:

		Timothy S. Durham	James Fellows	Joshua A. Finkenberg

		James P. Jimirro	Daniel S. Laikin	Paul Skjodt	Bruce Vann

	[ ]	WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2.		Ratification of Stonefield Josephson, Inc. as the Company’s independent auditors for fiscal 2002.

		[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.		In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

     This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be vote FOR the election of the nominees for director listed above and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

Dated	, 2002

Signature

Signature

Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.